Exhibit 99.1

Utrecht, September 15, 2016

Ziggo Proposes New Financing

•	Ziggo Secured Finance B.V. Proposed Senior Secured Notes Offering

•	Ziggo Bond Finance B.V. Proposed Senior Notes Offering

Ziggo Secured Finance B.V. today announced its intention to offer, subject to market and other conditions, €2,575,000,000 (equivalent) aggregate principal amount of senior secured notes due 2027, which may be denominated in euro or US dollars, and Ziggo Bond Finance B.V. today announced its intention to offer, subject to market and other conditions, $625,000,000 aggregate principal amount of senior notes due 2027.

A portion of the proceeds of the offering of the notes will be on-lent on the issue date to subsidiaries of Ziggo Group Holding B.V. for purposes of refinancing indebtedness of Ziggo Group Holding B.V. and its subsidiaries (the “Ziggo Group”). The remainder of the proceeds will be held in escrow pending consummation of the previously announced 50-50 joint venture between Liberty Global Europe Holding B.V. and Vodafone Group plc, which will combine Ziggo Group Holding B.V. with Vodafone’s mobile business in the Netherlands (the “Joint Venture”). The escrowed proceeds will be released from escrow upon the satisfaction of certain conditions, and may in certain circumstances be released whether or not the Joint Venture is completed. Upon release, the escrowed proceeds will be on-lent to the Ziggo Group and may be used to fund a dividend, distribution or other payment to Ziggo Group Holding B.V. (in the event the Joint Venture is completed), to refinance indebtedness of the Ziggo Group, to pay fees and expenses of the offering and for general corporate purposes of the Ziggo Group.

The final principal amount, coupon and other terms of the notes will be determined at the time of pricing of the offering.

The notes proposed to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered only to "qualified institutional buyers" under Rule 144A of the Securities Act or, outside the United States, to persons other than "U.S. persons" in compliance with Regulation S under the Securities Act. This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The offering of the notes will not be made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

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Exhibit 99.1

Contacts

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Andrew Mitchell	+44 79 4628 6586
John Rea	+1 303 220 4238
Caspar Bos	+31 88 717 4619

Forward Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about whether or not we will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, and the anticipated use of the proceeds from the offering. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including the failure to consummate the notes offering and potential changes in market conditions that could cause actual results to differ materially. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Ziggo
Ziggo is the leading communications and entertainment services provider for consumer and businesses across the Netherlands. Ziggo serves 9.7 million subscriptions to its customers: 4.0 million video, 3.1 internet and 2.5 million fixed telephony service subscribers. In addition, Ziggo supplies 207,000 subscribers with mobile telephony and customers have access to over 2 million WifiSpots across the Netherlands (Q2 2016). The company’s products and services for the small and large business markets consists of data communications, (mobile) telephony and electronic payment systems.

Ziggo is part of Liberty Global, the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. Liberty Global's consumer brands include Virgin Media, Ziggo, Unitymedia, Telenet, UPC, VTR, Flow, Liberty, Mas Movil and BTC.